SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2003

RURAL CELLULAR CORPORATION (Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Former Name or Former Address, if Changed Since Last Report

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.1 Press Release

Item 5. Other Events

Rural Cellular Corporation (“RCC” or “the Company”) announced on June 26, 2003 that RCC Minnesota, a wholly-owned subsidiary of RCC, is acquiring 1900 MHz spectrum from AT&T Wireless Services, Inc. and one of its affiliates. These licenses cover 1.9 million POPs in RCC’s Northeast region and 200,000 POPs in RCC’s Northwest region. The purchase is subject to regulatory approval. In conjunction with the purchase of the 1900 MHz spectrum, RCC plans to overlay a substantial number of cell sites with GSM/GPRS technology and has entered into national GSM/GPRS roaming agreements with AT&T Wireless Services, Inc. effective June 2003 through June 2006 and with Cingular Wireless LLC effective June 2003 through December 2007.

RCC recently received ETC designation in the states of Maine, Minnesota and Vermont and is now pursuing ETC certification. RCC must be ETC certified to ultimately receive USF support. RCC has filed additional applications for ETC designation in Kansas and Oregon. Currently, the Company is receiving USF support in the states of Alabama, Mississippi, and Washington.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Press release dated June 26, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION

/s/ Richard P. Ekstrand Richard P. Ekstrand President and Chief Executive Officer

Date: July 10, 2003